Exhibit 99.1

Rentech Announces 2005 Fiscal Year-End Results

Sets Conference Call for December 14 to Discuss Results

          DENVER, Dec. 12 /PRNewswire-FirstCall/ -- Rentech, Inc. (Amex: RTK), the developer and licensor of a patented and proprietary Fischer-Tropsch (FT) gas-to-liquids (GTL) process for conversion of synthesis gas made from natural gas, coal and other solid or liquid carbon bearing materials, into high value alternative fuels, products and chemicals, announced today operating results for the fiscal year ended September 30, 2005.

          Some of the highlights included:

*

Strongest financial position in the company’s history.  The Company  received an unqualified opinion from its auditors in relation to its  ability to continue as a going concern.  At the end of Rentech’s fiscal  year, the company had cash and cash equivalents of approximately  $24 million and a subscription receivables note of $12.2 million.  Subsequent to the end of its fiscal year, the company received a  commitment of $35 million for the acquisition of Royster-Clark  Nitrogen, Inc. (RCN).

*

Completion of a key study to support future coal-to-liquids (CTL)  initiatives.  Rentech completed a major feasibility study with the  Wyoming Business Council for a proposed 10,000 barrel per day Powder  River Basin mine-mouthed CTL facility.

*

Completion of optimization study on RCN fertilizer plant.  The study  was conducted in conjunction with Fluor Enterprises on the plant in  East Dubuque, Illinois.  Additionally, after the end of its fiscal  year, Rentech signed a definitive purchase agreement to acquire the  plant, which it plans to convert from natural gas to coal feedstock and  implement the Rentech Process technology, pending shareholder approval.

*	Revenue growth from continuing operations. Total revenues increased 25.9% to $7,185,485 during the 2005 fiscal year versus $5,706,280 for fiscal 2004.

          “During 2005 we laid the groundwork to support future growth in our CTL business,” said Dennis L. Yakobson, CEO of Rentech, Inc.  “As a result of investments by two financial institutions, through which we raised $40 million, the company is in the strongest financial condition in its history.  This increased financial flexibility has allowed us to pursue a Fischer-Tropsch CTL Product Development Unit which we plan to build at our Sand Creek facility in Commerce City, Colorado near Denver.  The project, which will utilize Rentech’s patented and proprietary FT technology, is expected to be the first Coal-to-Liquids project in the United States.  Our strong balance sheet has also allowed us to enter into a definitive agreement for the purchase and sale of all the issued and outstanding shares of common stock of RCN, the owner of an 830-ton per day natural gas-fed nitrogen fertilizer plant in East Dubuque, Illinois.  The Company plans to convert the fertilizer plant from natural gas to coal-fed gasification using Illinois coal.  These, and other initiatives to convert underutilized hydrocarbon resources, have positioned the Company for significant growth in the future.”

          Total revenues from continuing operations for the company increased to $7,185,485 for the year ended September 30, 2005 versus $5,706,280 for the same period in 2004.  The company reported a net loss applicable to common stockholders of $23,700,372 or $0.255 per share compared to a net loss of $7,210,693 or $0.084 per share during the year ended September 30, 2004.  The fiscal 2005 net loss included $1.6 million in one-time charges related to the retirement of executive officers and $2.9 million associated with non-recurring expenses related to the planned acquisition of RCN in March 2005.  The fiscal 2005 net loss also included non-cash expenses of $9 million associated with warrants and a deemed dividend related to convertible preferred stock, $2.4 million in non-cash interest expense related to the amortization of debt issuance costs and a $375,000 expense related to the issuance of warrants associated with the March, 2005 RCN transaction. Excluding the effect of these non-cash and non-recurring charges, Rentech would have lost $7,482,982 in fiscal 2005, compared to $6,778,278 in the same period in fiscal 2004.  The increase in the net loss was a result of the Company hiring additional personnel to support the launch of future CTL initiatives.

          Conference Call Details

          The Company will hold a conference call on Wednesday, December 14, 2005 at 4:00 PM EST, during which time Rentech’s senior management will provide a review of its recently released 10K as well as discuss corporate developments.

          Callers may listen to the live presentation, which will be followed by a question and answer segment, by dialing 1-800-811-8824, or international callers 1-913-981-4903, and the pass code 7804204.  A replay of the teleconference will be available from 7:00 PM EST on December 14 through midnight EST Monday, December 21 by dialing (719) 457-0820 or (888) 203-1112, confirmation code 7804204.

RENTECH, INC.
Consolidated Statements of Operations
(AUDITED)

	For the Years Ended September 30,

	2005	2004

Revenues
Service revenues	$7,185,485	$5,706,280
Cost of sales
Service costs	5,213,092	4,035,779
Gross profit	1,972,393	1,670,501
Operating expenses
General and administrative expense	11,600,551	5,268,791
Depreciation and amortization	435,632	446,667
Research and development	495,919	749,230
Total operating expenses	12,532,102	6,464,688
Loss from operations	(10,559,709)	(4,794,187)
Other income (expenses)
Impairment of investments	(206,500)	(588,500)
Equity in loss of investee	(735,815)	(252,415)
Interest income	81,364	14,842
Interest expense	(2,888,392)	(858,731)
Gain (loss) on disposal of fixed assets	1,207	(13,567)
Total other income (expense)	(3,748,136)	(1,698,371)
Minority interest in subsidiary’s net loss	—	—
Net loss from continuing operations before income taxes	(14,307,845)	(6,492,558)
Income tax expense	(61,428)	—
Net loss from continuing operations	(14,369,273)	(6,492,558)
Discontinued operations:
Net loss from discontinued operations	(446,125)	(718,135)
Gain on sale of discontinued operations	456,501	—
	10,376	(718,135)
Net loss	$(14,358,897)	$(7,210,693)
Deemed dividend related to beneficial conversion feature and warrants	(9,000,000)	—
Cash dividends paid to preferred stockholders	(341,475)	—
Net loss applicable to common stockholders	$(23,700,372)	$(7,210,693)
Basic and diluted loss per common share:
Continuing operations, including dividends	$(.256)	$(.076)
Discontinued operations	$.001	$(.008)
Basic and diluted loss per common share	$(.255)	$(.084)
Basic and diluted weighted-average number of common shares outstanding	92,918,545	85,932,544

          About Rentech, Inc.

          Rentech, Inc., a Colorado corporation, formed in 1981, develops technology and projects to transform underutilized hydrocarbon resources into valuable alternative fuels and clean chemicals.  To execute this strategy it utilizes its patented and proprietary Fischer-Tropsch gas-to-liquids/coal-to-liquids process for conversion of synthesis gas made from natural gas, coal and other solid or liquid carbon-bearing materials into clean burning, ultra-low-sulfur and ultra-low-aromatic fuels (beyond detectable limits), naphtha, waxes, and fuel for fuel cells.

          Safe Harbor Statement

          Certain information included in this report contains, and other reports or materials filed or to be filed by us with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by us or our management) contain or will contain, “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended; Section 27A of the Act; and pursuant to the Private Securities Litigation Reform Act of 1995.  The forward-looking statements may relate to financial results and plans for future business activities, and are thus prospective.  The forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements.  They can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “anticipate,” “should” and other comparable terms or the negative of them.  You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties.  Factors that could affect our results include our ability to obtain financing for working capital purposes, and for our pending acquisition of a nitrogen fertilizer plant currently owned by Royster-Clark Nitrogen, Inc. and for our subsequent conversion of the plant to use coal as a feedstock and to produce liquid hydrocarbon products using our technology; our success in purchasing and converting that plant; our ability to obtain natural gas at reasonable prices while we convert the plant to use coal; our ability to secure a long-term coal supply contract on reasonable terms; prices for the products of the plant; environmental requirements; success in obtaining customers for our technology and services; the decision of our licensees and potential licensees to proceed with and the timing of any project using our technology; the entry into definitive agreements with others related to a project, and the risk factors detailed from time to time in our periodic reports and registration statements filed with the Securities and Exchange Commission.  Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and thus are current only as of the date made.  Other factors that could cause actual results to differ from those reflected in the forward-looking statements include dangers associated with construction and operation of gas processing plants like those using the Rentech Process, risks inherent in making investments and conducting business in foreign countries, protection of intellectual property rights, competition, and other risks described in our various public reports.

          For more information please contact: Mark Koenig, Director of Investor Relations, Rentech, Inc. at 303-298-8008, extension 116, or by email at mkir@rentk.com, or see the Company’s website at: www.rentechinc.com; or Tony Schor, Investor Awareness, Inc. at 847-945-2222 or by email at tony@investorawareness.com; and Kevin Theiss, CEOcast, Inc. at 212-732-4300 or by email at ktheiss@ceocast.com.

SOURCE  Rentech, Inc.
           -0-                                                  12/12/2005
           /CONTACT:  Mark Koenig, Director of Investor Relations of Rentech, Inc., +1-303-298-8008, ext. 116, mkir@rentk.com; or Tony Schor of Investor Awareness, Inc., +1-847-945-2222, tony@investorawareness.com; or Kevin Theiss of CEOcast, Inc., +1-212-732-4300, ktheiss@ceocast.com, both for Rentech, Inc./
           /Web site:  http://www.rentechinc.com /
           (RTK)